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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of the earliest event reported) February 25, 1997
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                           THE GRAND UNION COMPANY
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           (Exact name of registrant as specified in its charter)


Delaware                           0-26602                  22-1518276
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(State or other jurisdiction     (Commission               (IRS Employer
of incorporation)                 File Number)          Identification No.)


201 Willowbrook Boulevard, Wayne, New Jersey                  07470-0966
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  (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code         (201) 890-6000
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ITEM 5. OTHER EVENTS.

    On February 25, 1997, The Grand Union Company sold an additional $20 million of 8.5% Class A convertible preferred stock to an investment group consisting of affiliates of Shamrock Capital Advisors, Inc., and G.E. Investments, Inc. The investment group has now purchased $60 million of a total commitment to purchase $100 million in preferred stock.

    The Company also announced that it had reached a preliminary agreement with the investment group and Roger E. Stangeland, Chairman of the Board, on principal terms under which Mr. Stangeland would personally purchase an additional 60,000 shares of the same preferred stock for an aggregate purchase price of $3 million.

ITEM 7. EXHIBITS

99.1   The Grand Union Company's February 25, 1997 Press Release.


                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            THE GRAND UNION COMPANY
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                                                (Registrant)



Date: February 27, 1997                     /s/ Joseph J. McCaig
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                                                Joseph J. McCaig

                                                Director, President, and
                                                Chief Executive Officer

                                            /s/ John M. Needham
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                                                John M. Needham

                                                Vice President and Controller
                                                (Acting Principal Accounting
                                                Officer)



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